                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference in this  Registration  Statement
(Form S-8)  pertaining  to the American  Italian Pasta  Company  Employee  Stock
Purchase  Plan of our  report  dated  November  10,  2004,  with  respect to the consolidated financial statements and schedule of American Italian Pasta Company included in its Annual  Report  (Form 10-K) for the year ended  October 1, 2004, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Kansas City, Missouri
March 17, 2005